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Exhibit 10.4

AMENDMENT SEVEN TO THE COCA-COLA COMPANY KEY EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED MARCH 11, 1991
EFFECTIVE JANUARY 1, 1990

THIS AMENDMENT to The Coca-Cola Key Executive Retirement Plan, as amended and restated effective January 1, 1990 by indenture dated March 11, 1991 (the "Plan") [Company Supplemental Benefit Plan (the "Plan") (sic)] is adopted by The Coca-Cola Company Benefits Committee (the "Committee").

W I T N E S S E T H:

        WHEREAS, Section 7.5 of the Plan provides that the Committee may amend the Plan at any time;

        WHEREAS, the Committee wishes to amend the Plan to suspend Plan benefits upon reemployment of a participant;

        NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1.

Effective June 1, 2004, a new section 4.7 shall be added as follows:

4.7
Reemployment of a Participant After Commencing Benefits.

  If a Participant is reemployed by the Company or any subsidiary of the Company in which the Company owns, directly or indirectly, an ownership interest of 80% or more, benefit payments will be suspended. Notwithstanding any other provision of the Plan, the Participant shall not participate in, be credited with any Benefit Service, or accrue any additional benefits under this Plan during the period of reemployment. Any Pay received during reemployment shall not be considered Pay and shall not be taken into account in determining Final Average Pay.

IN WITNESS WHEREOF, the Committee has adopted this Amendment Seven on the date shown below, but effective as of the dates indicated above.

The Coca-Cola Company Benefits Committee
By	/s/ BARBARA S. GILBREATH
Date	7/28/2004

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  Exhibit 10.4
AMENDMENT SEVEN TO THE COCA-COLA COMPANY KEY EXECUTIVE RETIREMENT PLAN AS AMENDED AND RESTATED MARCH 11, 1991 EFFECTIVE JANUARY 1, 1990